SHARE SUBSCRIPTION AGREEMENT AND INVESTMENT LETTER

The Board of Directors
Vystar Corporation

Gentlemen:

The undersigned hereby subscribes for ____________ shares of the common stock, $0.0001 par value (the "Shares"), of Vystar Corporation, a Georgia corporation (the "Corporation"), for $__________.

Further, the undersigned hereby makes the following representations to and agreements with the Corporation in connection with the proposed offer and sale of the Shares:

1.      The undersigned is a bona fide resident of the State of __________, having his principal residence in such state.

2.      The undersigned is acquiring the Shares for investment for his own account with no present intent to directly or indirectly resell, transfer, distribute or participate in a distribution of the Shares or any portion thereof.

3.      The undersigned is not acquiring the Shares based upon any representation, oral or written, by the Corporation or any representative of the Corporation with respect to the future value of, income from, or tax consequences relating to the Shares but rather upon an independent examination and judgment as to the prospects of the Corporation.  Further, the undersigned acknowledges that no federal or state administrative entity responsible for securities registration or enforcement has made any recommendation or endorsement of the Shares or any findings as to the fairness of an investment in the Shares.

4.      To the extent that the undersigned believes necessary, the undersigned has been represented by a purchaser representative (who has been selected by the undersigned and who is not affiliated with or compensated by the Corporation or any of its affiliates) concerning this transaction.  The undersigned and/or the undersigned's purchaser representative have sufficient knowledge and experience in business and financial matters to evaluate the Corporation, to evaluate the risk of an investment in the Corporation, to make an informed investment decision with respect thereto, and to protect the undersigned's interest in connection with the undersigned's subscription for the Shares.

5.      The undersigned and/or the undersigned's purchaser representative have received and reviewed such financial information and records of the Corporation as the undersigned and/or the undersigned's purchaser representative deemed necessary, and the Corporation has made available to the undersigned and/or the undersigned's purchaser representative the opportunity to ask questions of, and to receive answers from, representatives of the Corporation and to obtain additional information relative to the Corporation and the undersigned's investment therein to the extent the Corporation possesses such information or could acquire it without unreasonable effort or expense.  All such materials and information requested by the undersigned and/or the undersigned's purchaser representative have been made available and examined by the undersigned and/or the undersigned's purchaser representative.

6.      The undersigned understands and acknowledges that the Shares have not been registered for sale under the Securities Act of 1933, as amended (the "1933 Act") or any applicable state securities laws and that the Shares will be issued and sold by the Corporation in reliance upon exemptions from the registration requirements of such acts.  Accordingly, the undersigned understands and agrees that for a period of at least one year from the date of issuance of the Shares, (i) stop-transfer instructions will be noted on the appropriate records of the Corporation and (ii) there will be maintained on the certificate(s) evidencing the Shares, or any substitutions therefore, a legend reading as follows:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"), OR UNDER THE PROVISIONS OF ANY STATE SECURITIES LAWS.  THE SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE FEDERAL ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH SUCH APPLICABLE STATE AND FEDERAL SECURITIES LAWS; AND IN THE CASE OF AN EXEMPTION, UNLESS THE COMPANY HAS RECEIVED A COMMUNICATION FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SHARES.

Any assignment or endorsement of the certificate(s) representing the Shares which is in violation of the restrictions on transfer provided above will not be recognized by the Corporation nor will any assignee or endorsee of such shares be recognized as the owner thereof by the Corporation.

The undersigned understands that the Corporation is under no obligation to register the Shares under the Securities Act or any state securities act or to take any other action necessary to comply with an available exemption or regulation under any such acts (including Rule 144 under the Securities Act) in order to permit the undersigned to sell, transfer or otherwise dispose of the Shares.  Accordingly, the undersigned recognizes that the Shares will not be freely transferable and understands and acknowledges that the undersigned must continue to bear the economic risk of the investment in the Shares for an indefinite period.

7.           The undersigned represents that he is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.  The undersigned has such knowledge and experience in financial and business matters that he is capable of independently evaluating the risks and merits of purchasing the Shares; he has independently evaluated the risks and merits of purchasing the Shares and has independently determined that the Shares are a suitable investment for him; and he has sufficient financial resources to bear the loss of his entire investment in the Shares.

8.      The undersigned understands and agrees that all representations and agreements made herein form, in part, the basis for the foregoing exemptions under the 1933 Act and applicable state securities laws, and that in issuing the Shares the Corporation has relied on all representations and agreements of the undersigned contained herein.  Acceptance by the undersigned of the certificate(s) representing the Shares shall constitute a confirmation by the undersigned that all such representations and agreements remain true and correct as of the date of acceptance of such certificate(s) by the undersigned.

9.  Simultaneously with the execution of this Agreement, the undersigned has conveyed to the Corporation in cash the amount of the subscription set forth above in full payment for the Shares.

This ____ day of ________, 200_.

Name:
Address:

Signature:
Email:

     Accepted and agreed to as of the ______ day of _________, 200_.

Vystar Corporation

By:
Name:
Title:

Shares Subscribed ______________________ common shares and option for ____________ additional shares @$0.50 per share by _________________.

Total Investment $______________________

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